McKESSON CORPORATION REPORTS FISCAL 2024 FIRST QUARTER RESULTS

First Quarter Highlights:
•Total revenues of $74.5 billion increased 11%.
•Earnings per diluted share from continuing operations of $7.02 increased $1.77.
•Adjusted Earnings per Diluted Share of $7.27 increased 25%.
•Adjusted Earnings per Diluted Share Excluding Certain Items increased 33%.
•Board of Directors approved a $6.0 billion increase to the share repurchase program, bringing the total remaining share repurchase authorization to $8.9 billion as of July 2023.
•Board of Directors increased the quarterly dividend for the seventh consecutive year to $0.62 per share.
•The US Oncology Network expanded its footprint with the addition of the Cancer Center of Kansas.

Fiscal 2024 Outlook:
•Increasing fiscal 2024 Adjusted Earnings per Diluted Share guidance range to $26.55 to $27.35, from the previous range of $26.10 to $26.90.
•Fiscal 2024 Adjusted Earnings per Diluted Share Excluding Certain Items guidance indicates 13% to 16% forecasted growth compared to prior year.
•The Company does not forecast GAAP earnings per diluted share from continuing operations or segment operating profit1.

IRVING, Texas, August 2, 2023 - McKesson Corporation (NYSE:MCK) today reported results for the first quarter ended June 30, 2023.

Fiscal 2024 First Quarter Result Summary

	First Quarter
($ in millions, except per share amounts)	FY24	FY23	Change
Revenues	$74,483	$67,154	11%
Income from Continuing Operations [2]	958	766	25
Adjusted Earnings [2,3]	993	851	17
Earnings per Diluted Share [2]	7.02	5.25	34
Adjusted Earnings per Diluted Share [2,3]	7.27	5.83	25
[1] See below under "Fiscal 2024 Outlook" for full explanation
[2] Reflects continuing operations attributable to McKesson, net of tax
[3] Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions, reconciliation schedules, and schedule 2

"Our strong first quarter results reflect continued momentum across our business, led by the dedication and commitment of over 50,000 Team McKesson employees," said Brian Tyler, chief executive officer. "Our performance in the quarter further demonstrates operating execution and continued focus on our strategy. We remain confident in our ability to deliver sustainable growth. Based on the strong first quarter and our outlook for the remainder of the year, we are raising our guidance range for fiscal 2024 Adjusted Earnings per Diluted Share to $26.55 to $27.35."

First quarter revenues were $74.5 billion, an increase of 11% from a year ago, primarily driven by growth in the U.S. Pharmaceutical segment, resulting from increased prescription volumes, including higher volumes from retail national account customers and specialty and GLP-1 products, partially offset by lower revenues in the International segment as a result of the divestitures of McKesson's European businesses.

First quarter earnings per diluted share from continuing operations was $7.02 compared to $5.25 a year ago, an increase of $1.77.

First quarter Adjusted Earnings per Diluted Share was $7.27 compared to $5.83 a year ago, an increase of 25%, driven by a lower tax rate, lower share count, and growth in the U.S. Pharmaceutical and Prescription Technology Solutions segments. First quarter Adjusted Earnings per Diluted Share also included pre-tax losses of approximately $7 million associated with McKesson Ventures' equity investments, compared to pre-tax losses of approximately $22 million in the first quarter of fiscal 2023.

For the first three months of the fiscal year, McKesson returned $770 million of cash to shareholders, which included $696 million of common stock repurchases and $74 million of dividend payments. During the first three months of the fiscal year, McKesson used cash from operations of $1.1 billion, and invested $124 million in capital expenditures, resulting in negative Free Cash Flow of $1.2 billion.

Business Highlights
•McKesson maintains a disciplined approach to capital allocation, centered on delivering sustainable growth and long-term shareholder value. On July 21, 2023, the Board of Directors:
◦Declared a 15% increase to its quarterly dividend from $0.54 per share to $0.62 per share.
◦Approved the company to repurchase up to an additional $6.0 billion of its common shares to a total authorization of $8.9 billion as of July 2023, in a manner and timing deemed in the best interest of the company and its stockholders, considering factors such as other growth opportunities and prevailing business and market conditions.
•In July 2023, The US Oncology Network expanded its footprint with the addition of the Cancer Center of Kansas, strengthening its market leading position in community oncology practices and growing its total number of providers to over 2,400.
•McKesson released its latest Impact Report for fiscal years 2022 and 2023, showcasing its ongoing commitment to advancing health outcomes for all. The report describes McKesson's continued efforts to track, measure, and communicate its progress in achieving its corporate purpose, with a focus on how the company is making an impact with its people, partners, community, and planet.

U.S. Pharmaceutical Segment
•Revenues were $67.2 billion, an increase of 18%, driven by increased prescription volumes, including higher volumes from retail national account customers and specialty and GLP-1 products, partially offset by branded to generic conversions.
•Segment Operating Profit was $827 million. Adjusted Segment Operating Profit was $771 million, an increase of 8%, driven by growth in the distribution of specialty products to providers and health systems and increased contributions from our generics program. Excluding the impact of COVID-19 vaccine distribution from fiscal 2023, the U.S. Pharmaceutical segment delivered Adjusted Segment Operating Profit growth of 14%.

Prescription Technology Solutions Segment
•Revenues were $1.2 billion, an increase of 17%, driven by growth in our third-party logistics and technology services businesses due to increased prescription volumes.
•Segment Operating Profit was $231 million. Adjusted Segment Operating Profit was $223 million, an increase of 35%, driven by increasing demand for access solutions, primarily related to prior authorization services due to increased prescription volumes.

Medical-Surgical Solutions Segment
•Revenues were $2.6 billion, an increase of 1%, driven by growth in the extended and primary care businesses, including growth in lab and equipment, and specialty pharmaceuticals, partially offset by lower sales of COVID-19 tests and lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program.
•Segment Operating Profit was $227 million. Adjusted Segment Operating Profit was $235 million, a decrease of 12%, driven by lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program. Excluding the impact of COVID-19 related items from fiscal 2023, the Medical-Surgical Solutions segment delivered Adjusted Segment Operating Profit growth of 7%, driven by growth in the extended and primary care businesses.

International Segment
•Revenues were $3.5 billion. On an FX-Adjusted basis, revenues were $3.7 billion, a decrease of 44%, driven by the divestitures of McKesson's European businesses.
•Segment Operating Profit was $57 million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $95 million, a decrease of 31%, driven by the divestitures of McKesson's European businesses.

Fiscal 2024 Outlook
McKesson does not provide forward-looking guidance on a GAAP basis as the Company is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. McKesson cannot reliably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are generally uncertain and depend on various factors, many of which are beyond the company's control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

McKesson is raising fiscal 2024 Adjusted Earnings per Diluted Share guidance to $26.55 to $27.35 from the previous range of $26.10 to $26.90 to reflect strong first quarter performance and outlook in the North American businesses.

Fiscal 2024 Adjusted Earnings per Diluted Share guidance includes ($0.04) related to year-to-date losses associated with McKesson Ventures' equity investments.

Fiscal 2024 Adjusted Earnings per Diluted Share Excluding Certain Items guidance indicates 13% to 16% forecasted growth compared to prior year.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Wednesday, August 2nd at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conference:
•Morgan Stanley Healthcare Conference, September 12, 2023
•Baird Global Healthcare Conference, September 13, 2023
The audio webcast, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Interest Expense, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Earnings per Diluted Share Excluding Certain Items, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. The discussion of financial outlook, guidance, trends, strategy, plans, assumptions, commitments, intentions, and future dividends and share repurchases may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our most recent annual and periodic report filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we might not realize expected benefits from business process initiatives; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we may be unsuccessful in achieving our strategic growth objectives; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to limitations that could impede the growth of our data services business; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we might be adversely impacted by changes or disruptions in product supply and have difficulties in sourcing or selling products due to a variety of causes; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues, natural disasters, political events and other catastrophic events; and we may be adversely affected by global climate change or by legal, regulatory, or market responses to such change.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:
Rachel Rodriguez, 469-260-0556 (Investors)
Rachel.Rodriguez@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2023	2022	Change
Revenues	$74,483	$67,154	11%
Cost of sales	(71,461)	(64,131)	11
Gross profit	3,022	3,023	—
Selling, distribution, general, and administrative expenses	(1,870)	(1,959)	(5)
Claims and litigation charges, net	—	(5)	(100)
Restructuring, impairment, and related charges, net	(52)	(23)	126
Total operating expenses	(1,922)	(1,987)	(3)
Operating income	1,100	1,036	6
Other income, net	38	15	153
Interest expense	(47)	(45)	4
Income from continuing operations before income taxes	1,091	1,006	8
Income tax expense	(94)	(199)	(53)
Income from continuing operations	997	807	24
Income from discontinued operations, net of tax	—	2	(100)
Net income	997	809	23
Net income attributable to noncontrolling interests	(39)	(41)	(5)
Net income attributable to McKesson Corporation	$958	$768	25%

Earnings per common share attributable to McKesson Corporation (a)
Diluted
Continuing operations	$7.02	$5.25	34%
Discontinued operations	—	0.01	(100)
Total	$7.02	$5.26	33%

Basic
Continuing operations	$7.07	$5.31	33%
Discontinued operations	—	0.01	(100)
Total	$7.07	$5.32	33%

Dividends declared per common share	$0.54	$0.47	15%

Weighted-average common shares outstanding
Diluted	136.6	145.9	(6)%
Basic	135.5	144.2	(6)
(a)Certain computations may reflect rounding adjustments.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2024 and 2023 as well as our
Annual Report on Form 10-K for fiscal 2023.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2023	2022	Change
Income from continuing operations (GAAP)	$997	$807	24%
Net income attributable to noncontrolling interests (GAAP)	(39)	(41)	(5)
Income from continuing operations attributable to McKesson Corporation (GAAP)	958	766	25
Pre-tax adjustments:
Amortization of acquisition-related intangibles	62	56	11
Transaction-related expenses and adjustments (1)	9	10	(10)
LIFO inventory-related adjustments	32	(13)	346
Gains from antitrust legal settlements	(118)	—	—
Restructuring, impairment, and related charges, net (2)	52	23	126
Claims and litigation charges, net	—	5	(100)
Other adjustments, net	—	5	(100)
Income tax effect on pre-tax adjustments	(1)	(1)	—
Net income attributable to noncontrolling interests effect on pre-tax adjustments	(1)	—	—
Adjusted Earnings (Non-GAAP)	$993	$851	17%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2023	2022	Change
Earnings per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a)	$7.02	$5.25	34%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.35	0.30	17
Transaction-related expenses and adjustments	0.09	0.18	(50)
LIFO inventory-related adjustments	0.17	(0.07)	343
Gains from antitrust legal settlements	(0.64)	—	—
Restructuring, impairment, and related charges, net	0.28	0.12	133
Claims and litigation charges, net	—	0.03	(100)
Other adjustments, net	—	0.02	(100)
Adjusted Earnings per Diluted Share (Non-GAAP) (a) (b)	$7.27	$5.83	25
After-tax adjustments: (c)
U.S. government's COVID-19 vaccine distribution program	(d)	(0.18)	—
U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests	(d)	(0.25)	—
Net losses associated with McKesson Ventures' equity investments	0.04	0.11	(64)
Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) (a)	$7.31	$5.51	33%

Diluted weighted-average common shares outstanding	136.6	145.9	(6)%
(a)Certain computations may reflect rounding adjustments.
(b)Adjusted earnings per diluted share on an FX-adjusted basis for the three months ended June 30, 2023 was $7.31, which excludes the foreign currency exchange effect of $0.04.
(c)After-tax adjustments include the following tax impacts per diluted share:
•U.S. government's COVID-19 vaccine distribution program includes income tax expense of $0.06 per diluted share for the three months ended June 30, 2022.
•U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests includes income tax expense of $0.09 per diluted share for the three months ended June 30, 2022.
•Net losses associated with McKesson Ventures' equity investments includes income tax benefit of $0.01 and $0.04 per diluted share for the three months ended June 30, 2023 and 2022, respectively.
(d)We anticipate contributions from COVID-19 vaccine distribution, kitting, storage, distribution of ancillary supplies programs, and COVID-19 tests, will be immaterial to our fiscal 2024 and year-over-year results, driven by a combination of continued decreases in demand and anticipation of the commercialization of these items. As a result, these COVID-19 related items are included in our fiscal 2024 Adjusted Earnings per Diluted Share Excluding Certain items.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings per Diluted Share (Non-GAAP) and Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2023	2022	Change
Gross profit (GAAP)	$3,022	$3,023	—%
Pre-tax adjustments:
LIFO inventory-related adjustments	32	(13)	346
Gains from antitrust legal settlements	(118)	—	—
Adjusted Gross Profit (Non-GAAP)	$2,936	$3,010	(2)%

Total operating expenses (GAAP)	$(1,922)	$(1,987)	(3)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	62	56	11
Transaction-related expenses and adjustments (1)	4	10	(60)
Restructuring, impairment, and related charges, net (2)	52	23	126
Claims and litigation charges, net	—	5	(100)
Other adjustments, net	—	5	(100)
Adjusted Operating Expenses (Non-GAAP)	$(1,804)	$(1,888)	(4)%

Interest expense (GAAP)	$(47)	$(45)	4%
Pre-tax adjustments:
Transaction-related expenses and adjustments	5	—	—
Adjusted Interest Expense (Non-GAAP)	$(42)	$(45)	(7)%

Income tax expense (GAAP)	$(94)	$(199)	(53)%
Tax adjustments:
Amortization of acquisition-related intangibles	(14)	(12)	17
Transaction-related expenses and adjustments	4	16	(75)
LIFO inventory-related adjustments	(8)	3	(367)
Gains from antitrust legal settlements	30	—	—
Restructuring, impairment, and related charges, net	(13)	(6)	117
Claims and litigation charges, net	—	(1)	(100)
Other adjustments, net	—	(1)	(100)
Adjusted Income Tax Expense (Non-GAAP)	$(95)	$(200)	(53)%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Interest Expense (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2023			2022			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$67,160	$—	$67,160	$56,947	$—	$56,947	$—	$67,160	$—	$67,160	18%		18%		18%		18%
Prescription Technology Solutions	1,244	—	1,244	1,066	—	1,066	—	1,244	—	1,244	17		17		17		17
Medical-Surgical Solutions	2,611	—	2,611	2,592	—	2,592	—	2,611	—	2,611	1		1		1		1
International	3,468	—	3,468	6,549	—	6,549	199	3,667	199	3,667	(47)		(47)		(44)		(44)
Revenues	$74,483	$—	$74,483	$67,154	$—	$67,154	$199	$74,682	$199	$74,682	11%		11%		11%		11%

OPERATING PROFIT (LOSS) (2)
U.S. Pharmaceutical	$827	$(56)	$771	$696	$15	$711	$—	$827	$—	$771	19%		8%		19%		8%
Prescription Technology Solutions	231	(8)	223	144	21	165	—	231	—	223	60		35		60		35
Medical-Surgical Solutions	227	8	235	256	12	268	—	227	—	235	(11)		(12)		(11)		(12)
International (1)	57	33	90	(6)	144	138	6	63	5	95	—		(35)		—		(31)
Subtotal	1,342	(23)	1,319	1,090	192	1,282	6	1,348	5	1,324	23		3		24		3
Corporate expenses, net (1)	(204)	55	(149)	(39)	(106)	(145)	(1)	(205)	—	(149)	423		3		426		3
Income from continuing operations before interest expense and income taxes	$1,138	$32	$1,170	$1,051	$86	$1,137	$5	$1,143	$5	$1,175	8%		3%		9%		3%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.23%		1.15%	1.22%		1.25%		1.23%		1.15%	1	bp	(10)	bp	1	bp	(10)	bp
Prescription Technology Solutions	18.57		17.93	13.51		15.48		18.57		17.93	506		245		506		245
Medical-Surgical Solutions	8.69		9.00	9.88		10.34		8.69		9.00	(119)		(134)		(119)		(134)
International	1.64		2.60	(0.09)		2.11		1.72		2.59	173		49		181		48
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	June 30, 2023	March 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$2,636	$4,678
Receivables, net	21,860	19,410
Inventories, net	20,510	19,691
Prepaid expenses and other	533	513
Total current assets	45,539	44,292
Property, plant, and equipment, net	2,172	2,177
Operating lease right-of-use assets	1,693	1,635
Goodwill	9,971	9,947
Intangible assets, net	2,221	2,277
Other non-current assets	2,500	1,992
Total assets	$64,096	$62,320

LIABILITIES AND DEFICIT
Current liabilities
Drafts and accounts payable	$43,982	$42,490
Current portion of long-term debt	50	968
Current portion of operating lease liabilities	300	299
Other accrued liabilities	4,090	4,200
Total current liabilities	48,422	47,957
Long-term debt	5,611	4,626
Long-term deferred tax liabilities	1,139	1,387
Long-term operating lease liabilities	1,462	1,402
Long-term litigation liabilities	6,628	6,625
Other non-current liabilities	2,074	1,813
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 278 and 277 shares issued at June 30, 2023 and March 31, 2023, respectively	3	3
Additional paid-in capital	7,824	7,747
Retained earnings	13,182	12,295
Accumulated other comprehensive loss	(848)	(905)
Treasury shares, at cost, 143 and 141 shares at June 30, 2023 and March 31, 2023, respectively	(21,763)	(20,997)
Total McKesson Corporation stockholders’ deficit	(1,602)	(1,857)
Noncontrolling interests	362	367
Total deficit	(1,240)	(1,490)
Total liabilities and deficit	$64,096	$62,320

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$997	$809
Adjustments to reconcile to net cash used in operating activities:
Depreciation	64	61
Amortization	95	87
Long-lived asset impairment charges	28	—
Deferred taxes	(235)	109
Charges (credits) associated with last-in, first-out inventory method	32	(13)
Non-cash operating lease expense	58	63
Gain from sales of businesses and investments	(19)	(33)
European businesses held for sale	—	20
Other non-cash items	41	102
Changes in assets and liabilities, net of acquisitions:
Receivables	(2,380)	(1,584)
Inventories	(826)	(955)
Drafts and accounts payable	1,473	1,006
Operating lease liabilities	(80)	(94)
Taxes	236	37
Litigation liabilities	—	(370)
Other	(536)	(186)
Net cash used in operating activities	(1,052)	(941)

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(78)	(71)
Capitalized software expenditures	(46)	(29)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	—	(1)
Proceeds from sales of businesses and investments, net	39	240
Other	(64)	(100)
Net cash provided by (used in) investing activities	(149)	39

FINANCING ACTIVITIES
Proceeds from short-term borrowings	65	—
Repayments of short-term borrowings	(65)	—
Proceeds from issuances of long-term debt	991	—
Repayments of long-term debt	(268)	(2)
Purchase of U.S. government obligations for the satisfaction and discharge of long-term debt	(647)	—
Common stock transactions:
Issuances	27	91
Share repurchases	(696)	(1,000)
Dividends paid	(74)	(71)
Other	(176)	(199)
Net cash used in financing activities	(843)	(1,181)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2	18
Cash, cash equivalents, and restricted cash classified as Assets held for sale	—	470
Net decrease in cash, cash equivalents, and restricted cash	(2,042)	(1,595)
Cash, cash equivalents, and restricted cash at beginning of period	4,679	3,935
Cash, cash equivalents, and restricted cash at end of period	2,637	2,340
Less: Restricted cash at end of period included in Prepaid expenses and other	(1)	(107)
Cash and cash equivalents at end of period	$2,636	$2,233

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2023	2022	Change
GAAP CASH FLOW CATEGORIES
Net cash used in operating activities	$(1,052)	$(941)	12%
Net cash provided by (used in) investing activities	(149)	39	(482)
Net cash used in financing activities	(843)	(1,181)	(29)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2	18	(89)
Cash, cash equivalents, and restricted cash classified as Assets held for sale	—	470	(100)
Net decrease in cash, cash equivalents, and restricted cash	$(2,042)	$(1,595)	28%

FREE CASH FLOW (NON-GAAP)
Net cash used in operating activities	$(1,052)	$(941)	12%
Payments for property, plant, and equipment	(78)	(71)	10
Capitalized software expenditures	(46)	(29)	59
Free Cash Flow (Non-GAAP)	$(1,176)	$(1,041)	13%
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Transaction-related expenses and adjustments for the three months ended June 30, 2022 includes pre-tax net gains of $12 million (charges of $4 million after-tax) to remeasure assets and liabilities held for sale to fair value less costs to sell, including the effect of accumulated other comprehensive income balances associated with the disposal group, related to an agreement to sell certain of our European businesses to the PHOENIX Group, which closed on October 31, 2022. Pre-tax gains for the three months ended June 30, 2022 of $106 million ($90 million after-tax) are included within Corporate expenses, net, and charges (pre-tax and after-tax) of $94 million are included within International. These gains and charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Restructuring, impairment, and related charges, net for the three months ended June 30, 2023 includes pre-tax charges of $52 million ($39 million after-tax), primarily for Corporate expenses, net. The three months ended June 30, 2022 includes pre-tax charges of $23 million ($17 million after-tax), primarily for Corporate expenses, net and Prescription Technology Solutions. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Interest Expense (Non-GAAP): We define Adjusted Interest Expense as GAAP interest expense, excluding transaction-related expenses and adjustments related to net interest expense incurred from cross-currency swaps used to hedge the changes in the fair value of the Company's foreign currency-denominated notes resulting from changes in benchmark interest rates and foreign currency exchange rates. The foreign currency-denominated notes were previously designated as non-derivative net investment hedges of portions of the Company's net investments in its now-divested European businesses against the effect of exchange rate fluctuations on the translation of foreign currency balances to the U.S. dollar.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP): Prior to fiscal 2024, we defined Adjusted Earnings per Diluted Share Excluding Certain Items as Adjusted Earnings per Diluted Share (Non-GAAP), excluding the impacts of the U.S. government's COVID-19 vaccine distribution program, the U.S. government's kitting, storage, and distribution of ancillary supplies for COVID-19 vaccines program, sales of COVID-19 tests, net gains and losses associated with McKesson Ventures' equity investments, and the gain recognized in the three months ended December 31, 2022 related to termination of the Tax Receivable Agreement ("TRA") with Change Healthcare Inc. ("Change"), as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding. Beginning in fiscal 2024, we define Adjusted Earnings per Diluted Share Excluding Certain Items as Adjusted Earnings per Diluted Share (Non-GAAP), excluding the impacts of net gains and losses associated with McKesson Ventures' equity investments and the gain recognized related to termination of the TRA with Change, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The following provides further details regarding certain adjustments made to our fiscal 2023 Adjusted Earnings per Diluted Share (Non-GAAP) financial results to arrive at our fiscal 2023 Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) as defined above:

U.S. government's COVID-19 vaccine distribution program - The Company distributes certain COVID-19 vaccines in support of the U.S. government through a contract with the Centers for Disease Control and Prevention. The results of operations related to this vaccine distribution program are reflected in the U.S. Pharmaceutical segment.

U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests - The Company operates under a contract to manage the assembly, storage, and distribution of ancillary supply kits for COVID-19 vaccines as directed by the Department of Health and Human Services. Sales of COVID-19 tests are also included in the Company's results of operations. These items are reflected in the Medical-Surgical Solutions segment.
•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization charges for intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant, and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.